Exhibit 99.2

Caladrius Biosciences Provides Year-End 2020 Strategic Portfolio Update

Program strategy and prioritization supports projection of available capital through 2021

BASKING RIDGE, N.J. (December 14, 2020) – Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease, today announced that the Company has completed its year-end strategic portfolio product review to optimize the development strategy and priority of each of its programs for 2021 and beyond.

“The Company evaluated its current and proposed development programs in the context of multiple variables, including macro considerations, COVID-19 pandemic headwinds and financial limitations,” stated David J. Mazzo, Ph.D. President and CEO of Caladrius. “The result is a business and development plan for 2021 that will ensure that our available capital will fund the Company through 2021.” The Company has determined the following development strategy for each program (listed in order of highest to lowest priority).

CLBS16
If the compelling positive results of the open label ESCaPE-CMD phase 2a trial reported in May 2020 can be replicated in subsequent larger blinded trials, CLBS16 could become the first therapy to reverse coronary microvascular dysfunction (“CMD”) with a single treatment for the up to 1.6 million CMD patients in the U.S. alone. The Phase 2b FREEDOM trial, which is currently recruiting patients, is targeted to complete enrollment by the end of 2021 and we hope to have top-line data in the third quarter of 2022. “This 105 subject trial will be the centerpiece of Caladrius’ clinical development efforts in 2021 and is expected to provide critical information on safety, therapeutic effect, optimal mode of administration and product processing that would be key to discussions with FDA in determining the next development step in the most rapid path to potential approval,” stated Dr. Mazzo.

HONEDRA ® (CLBS12)
Of the Company’s pipeline programs, the COVID-19 pandemic has most negatively impacted the registration-eligible trial in Japan of our SAKIGAKE-designated product, HONEDRA. The trial to assess HONEDRA as a treatment for critical limb ischemia and Buerger’s Disease (“BD”) saw enrollment come to a halt from February 2020 through October 2020 as a result of virus mitigation measures implemented by the Japanese government. We re-initiated enrollment in November 2020 and now target completion of enrollment by the end of the first quarter of 2021, assuming no further COVID-19 impact. The data reported to date for the trial for the completed BD cohort continues to encourage us of future success when the trial is completed. Approximately 60% (4 of 7) of BD patients achieved the study’s primary endpoint of “CLI-free”. This is a remarkable result considering that BD patients typically experience continued disease progression leading to ultimate amputation. With study enrollment expected to be completed in the first quarter of 2021 and full trial data expected in the first quarter of 2022, we are targeting a

Japanese NDA filing early in the second half of 2022. Based on the SAKIGAKE designation that stipulates a 6 months review period, HONEDRA could have an approval decision in Japan as early as late 2022 or early 2023. HONEDRA could represent a commercial market opportunity of several hundred million dollars in Japan alone and the Company plans to commercialize the product through a partnership with a Japanese pharmaceutical company to maximize its commercial success.

CLBS201
Our newest proposed development program, CLBS201, is designed to assess the safety and efficacy of CD34+ cell therapy as a treatment for chronic kidney disease (“CKD”). Based on a wealth of published preclinical and early clinical data, it appears that the innate ability of CD34+ cells to promote the growth of new microvasculature could be a means to attenuate the progression of the disease or even reverse the course of CKD. We plan to file an IND for this program in the second quarter 2021 and to initiate a phase 1/2 proof-of-concept study of CLBS12 in a moderate to severe CKD population shortly thereafter. Chronic Kidney Disease remains a largely unmet medical need, especially as the general population ages and the incidence of diabetes and hypertension increases.

CLBS14
Our development program for CLBS14 in No-option Refractory Disabling Angina (“NORDA”) remains the subject of much discussion with the U.S. Food and Drug Administration (“FDA”). Previously, we announced that we had reached agreement with FDA on a phase 3 confirmatory protocol to complete development of the product in the U.S. That program design, consisting of 400 patients divided among treatment, placebo and standard-of-care arms, was projected to cost approximately $70 million and take approximately 39 months from first patient treated to top-line data. The challenges for Caladrius to finance such a trial, especially in the midst of the COVID-19 pandemic, are substantial and we have, therefore, re-engaged the FDA to ascertain if a less costly path to development could be available. The pursuit of registration of CLBS14 is now dependent on these discussions with the FDA and a positive outcome of the FDA’s decisions regarding orphan designation status, combination product definition and phase 3 size and scope reductions. We hope to obtain clarity on the development plan for CLBS14 during the first half of 2021, recognizing that our timeline remains constrained by FDA responsiveness.

CLBS119
CLBS119 for the treatment of COVID induced lung damage was conceived and launched as a development program in the early days of the COVID-19 pandemic based on the then available characterization of the disease, its available treatments and the anticipated treatable patient population. Fortunately for patients, acute COVID-19 treatment regimens improved significantly throughout 2020 leading to decreased use of ventilatory support. This fact, coupled with the recent approval of an effective vaccine and the anticipated approval of additional effective vaccines in the near future, has changed dramatically the profile and prognosis of COVID-19 patients with chronic lung debilitation and led to a dearth of patients with long-term hypoxia. (Receiving ventilatory support and demonstrating chronic hypoxia are inclusion criteria for enrollment in our CLBS119 pilot clinical trial.) As a result, despite recruiting patients for almost 2 months, no patients have been enrolled in the CLBS119 pilot trial. “Given these recent developments, and in recognition of the fact that the characterization of the COVID-19 patient suffering long-term effects continues to evolve, we have suspended execution of the current pilot study of CLBS119,” said Dr. Mazzo. “Future development of CLBS119 will be predicated on the identification of an underserved treatable population with a stable profile.”

About Caladrius Biosciences

Caladrius Biosciences, Inc. is a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease. We are developing first-in-class cell therapy products based on the finely tuned mechanisms for self-repair that exist in the human body. Our technology leverages and enables these mechanisms in the form of specific cells, using formulations and modes of delivery unique to each medical indication.

The Company’s current product candidates include: HONEDRA® (formerly CLBS12), recipient of SAKIGAKE designation and eligible for early conditional approval in Japan for the treatment of critical limb ischemia (“CLI”) based on the results of an ongoing clinical trial; CLBS14, a Regenerative Medicine Advanced Therapy (“RMAT”) designated therapy for which the Company has finalized with the U.S. Food and Drug Administration (the “FDA”) a protocol for a Phase 3 confirmatory trial in subjects with no-option refractory disabling angina (“NORDA”); CLBS16, the subject of both a recently completed positive Phase 2a study and a newly initiated Phase 2b study in the U.S. for the treatment of coronary microvascular dysfunction (“CMD”); and CLBS119, an emergent CD34+ stem cell therapy responding to the COVID-19 pandemic and the potentially permanent damage the virus inflicts on the lungs of many patients. For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements related to the intended use of net proceeds from financings as well as any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein, except as required by law.

Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone: +1-908-842-0084
Email: jmenditto@caladrius.com

Media:
W2O Group
Christiana Pascale
Phone: +1-212-257-6722
Email: cpascale@w2ogroup.com
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